UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2026

T1 Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41903	93-3205861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1211 E 4th St. Austin, Texas 78702
(Address of principal executive offices) (Zip Code)

409-599-5706 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐.

Item 3.02. Unregistered Sales of Equity Securities.

As previously disclosed, T1 Energy Inc. (the “Company”) entered into an intellectual property purchase agreement, dated as of July 28, 2026 (the “IP Purchase Agreement”), with Evervolt Green Energy Holding Pte, Ltd. (“Evervolt”) pursuant to which the Company purchased all of Evervolt’s right, title and interest in and to certain intellectual property and proprietary rights, and related rights, and certain other assets (collectively, the “Purchase Assets”). The Company entered into the IP Purchase Agreement following its exercise of a call option granted to the Company by Evervolt under a call option letter agreement, dated July 27, 2026, between the Company and Evervolt (the “Call Option Agreement”). The terms of the IP Purchase Agreement and the Call Option Agreement were previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on July 28, 2026 (the “July 28 Form 8-K”).

The aggregate purchase price for the Purchased Assets was $133.0 million (the “IP Purchase Price”), which is in addition to a $2.0 million option premium the Company paid in consideration for the grant of the call option. The IP Purchase Price was, or is, payable in four tranches as described in the July 28 Form 8-K. Each tranche of the IP Purchase Price was, or is, payable, at the Company’s election, (a) in cash, (b) by the issuance to Evervolt of a number of shares of the Company’s common stock, par value $0.01 per share (the “common stock”), determined as described in the July 28 Form 8-K or (c) any combination of the foregoing in such ratio as mutually agreed by the Company and Evervolt.

To satisfy the $30.0 million third tranche of the IP Purchase Price on October 15, 2026, the Company elected to issue 9,962,645 shares of common stock to Evervolt (the “October 15 Consideration Shares”). However, as previously disclosed, the Company and Evervolt have agreed that the issuance of any shares of common stock in satisfaction of any payment of the IP Purchase Price will be deferred (in whole or in part) if such issuance would cause Evervolt to beneficially own more than 4.99% of the then outstanding shares of the common stock (the “Ownership Limitation”). The issuance of the October 15 Consideration Shares is currently deferred pursuant to the Ownership Limitation. As previously disclosed, the issuance of 2,246,377 shares of common stock was previously deferred pursuant to the Ownership Limitation in connection with the $25.0 million second tranche of the IP Purchase Price payable on September 30, 2026, which the Company elected to satisfy with the issuance of 7,246,377 shares of common stock.

The issuance of any shares of common stock as payment of the IP Purchase Price have been, or will be, made without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T1 ENERGY INC.

/s/ Evan Calio
	Name:	Evan Calio
	Title:	Chief Financial Officer

Date: October 21, 2026

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